UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No. 1)

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Aehr Test Systems
(Name of Registrant as Specified in its Charter)

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Explanatory Note

Today we are announcing that Rhea J. Posedel resigned from the Corporate Governance and Nominating Committee of AEHR Test Systems, Inc. (the “Company”) effective October 19, 2023. Although Mr. Posedel will continue to stand for election at the Company’s Annual Meeting of Shareholders (to be held on October 23, 2023, at 4:00 p.m.), he will not in the future be nominated or appointed to any of the Company’s committees made up of independent directors including the Corporate Governance and Nominating Committee, Audit Committee, and the Compensation Committee. The new chair of the Corporate Governance and Nominating Committee will be appointed at the upcoming meeting of the Board of Directors (the “Board”) on October 23, 2023.

This decision is in response to stockholder feedback that a former Chief Executive Officer, even if deemed an independent director per relevant Securities and Exchange Commission and Nasdaq Stock Market LLC rules and regulations such as Mr. Posedel, is preferred to not sit on any of the committees of the Board.

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